Exhibits to be filed with the 1997 U5S


B-12 Amended By-Laws of GPUS, dated as of December 19, 1997.

B-15 Certificate of  Incorporation  of GPU Energy  Services,  Inc.,  dated as of
     September 13, 1996.

B-16 Certificate  of Amendment of  Certificate  of  Incorporation  of GPU Energy
     Services, Inc., dated as of January 15, 1997 to change the name of the company to GPU Advanced Resources, Inc.

B-17 By-Laws of GPU Advanced Resources, Inc. dated as of March 6, 1997.

B-18 Certificate of  Incorporation  of GPU Telcom  Services,  Inc.,  dated as of
     September 13, 1996.

B-19 By-Laws of GPU Telcom Services, Inc., dated as of March 6, 1997.

B-35 Amended By-Laws of Met-Ed, dated as of May 22, 1997.

B-190Certificate of Registration  and Change of Name of Australian  Transmission
     Corporation  Pty. Ltd. to GPU PowerNet  Pty.  Ltd.,  effective  October 30,
     1997.

C-5 Incentive Compensation Plan for Elected Officers of GPU Service, Inc., as amended and restated April 20, 1998.

D-1 Tax Allocation Agreement as amended through March 31, 1996 - incorporated by reference to Exhibit D-1 to GPU, Inc.'s Annual Report on Form U5S for the year 1995, File No. 30-126.

     Tax Allocation Agreement - Amendments thereto through December 31, 1996 - incorporated by reference to Exhibit D-1 to GPU, Inc.'s Annual Report on Form U5S for the year 1996, File No. 30-126.

     Tax Allocation Agreement - Amendments thereto through December 31, 1997.

E-1 Venture Disclosures - Licensing of Computer Programs to Nonassociated Companies.

E-2  Venture   Disclosures   -  Fiber  Optic   System  Lease   Agreements   with
     Nonassociated Companies.

E-3  Venture Disclosures - Services to Non-Affiliated Utilities.




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                     Exhibits to be filed with the 1997 U5S


F-1 Item 6. Part III - Compensation and other related information for the Officers and Directors of GPU, JCP&L, Met-Ed and Penelec.

F-2 Consolidating Financial Statements of Jersey Central Power & Light Company for 1997.

     Consolidating Financial Statements of Metropolitan Edison Company for 1997.

     Consolidating  Financial  Statements of Pennsylvania  Electric  Company for
     1997.

G-1 Financial Data Schedule (for EDGAR filing only).

     GPU, Inc. and Subsidiary Companies

     Jersey Central Power & Light Company and Subsidiary Company

     Metropolitan Edison Company and Subsidiary Companies

     Pennsylvania Electric Company and Subsidiary Companies

H-1 Organizational chart showing the relationship of GPU International, Inc. to each exempt wholesale generator (EWG) in which it holds an interest.

     Organizational chart showing the relationship of GPU Power, Inc. to each exempt wholesale generator (EWG) in which it holds an interest.

     Organizational chart showing the relationship of GPU Electric, Inc. to each foreign utility company (FUCO) in which it holds an interest.